Exhibit 99.1

      Advanta Reports Fourth Quarter and Full Year 2003 Earnings

   SPRING HOUSE, Pa.--(BUSINESS WIRE)--Jan. 23, 2004--Advanta Corporation (NASDAQ:ADVNB; ADVNA) today reported net income from core operations of $0.44 per diluted share for fourth quarter and $1.30 per diluted share for full year 2003 for Class A and Class B shares combined, consistent with the Company's expectations. Advanta reported consolidated net income for the quarter of $11.2 million or $0.44 per diluted share and $28.2 million or $1.13 per diluted share for full year 2003 for Class A and Class B shares combined. This compares to consolidated net loss of $1.36 per diluted share for fourth quarter 2002 and consolidated net loss of $0.97 per diluted share for full year 2002. Net income from core operations is a non-GAAP financial measure defined by the Company as net income of the Advanta Business Cards segment and the Venture Capital segment with the exception of venture capital valuation adjustments, net of tax.
   "Strong credit performance and customer activity delivered the robust fourth quarter earnings that we anticipated" said Dennis Alter, Chairman and CEO. "In 2003, we experienced the favorable asset quality benefits expected from our high credit quality customers. In fact, the quarter's credit performance was the strongest in almost three years."
   Business Card results for the fourth quarter include a 58 basis point decline in net principal charge-offs on managed receivables to 7.31% on an annualized basis as compared to 7.89% for the quarter ended December 31, 2002. Over 30 day delinquencies on managed receivables declined 33 basis points to 5.82% and over 90 day delinquencies on managed receivables decreased 20 basis points to 2.93%, each as compared to fourth quarter 2002. Business Card ended the quarter with managed receivables of $3 billion as compared to $2.6 billion at December 31, 2002. Net principal charge-offs on owned receivables increased approximately 39 basis points to 6.84% on an annualized basis for fourth quarter 2003 as compared to 6.45% for fourth quarter 2002. Over 30 day delinquencies on owned receivables declined 38 basis points to 4.88% and over 90 day delinquencies on owned receivables decreased 24 basis points to 2.45%, each as compared to fourth quarter 2002. Owned Business Card receivables were $518 million at December 31, 2003 as compared to $445 million at December 31, 2002.

   Conference Call Details

   Advanta management will hold a conference call with analysts and institutional investors today, January 23, at 9:00 a.m. Eastern time. The call will be broadcast simultaneously for the public over the Internet through www.advanta.com or www.vcall.com. To listen to the live call, please go to the website at least 15 minutes early to register, download, and install any necessary audio software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.vcall.com or by dialing (719) 457-0820 and referring to confirmation code 550678. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measure in this press release or our statistical supplement, both available at www.advanta.com in the "Corporate Info" section.

   About Advanta

   Advanta is a highly focused financial services company serving the small business market. Advanta leverages direct marketing and information based expertise to identify potential customers and new target markets and to provide a high level of service tailored to the unique needs of small business. Using these distinctive capabilities, Advanta has become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending and direct mail, affinity and relationship marketing. Learn more about Advanta at www.advanta.com.
   This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. Risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
   In addition to the GAAP results provided throughout this document, the Company has provided managed receivable data and other non-GAAP financial measurements. Management believes that these non-GAAP financial measures used in managing the business may provide users additional useful information. The tables attached to this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure and a description of why the non-GAAP financial measures are useful to investors.


                               ADVANTA
                       SEGMENT INCOME STATEMENT
                            (in thousands)



                          Three Months Ended
                          December 31, 2003
----------------------------------------------------------------------

                                 Advanta
                                 Business  Venture
                                  Cards    Capital  Other (A)   Total
                                ---------- -------- --------- --------
Interest income                 $ 24,464   $     0  $  1,890  $ 26,354
Interest expense                   9,859        90     3,232    13,181
                                --------- --------- --------- --------
Net interest income               14,605       (90)   (1,342)   13,173
Provision for credit losses       10,163         0       (14)   10,149
                                --------- --------- --------- --------
Net interest income after
 provision for credit losses       4,442       (90)   (1,328)    3,024
Noninterest revenues:
   Securitization income          32,896         0         0    32,896
   Servicing revenues             11,298         0         0    11,298
   Other revenues, net            25,995        (6)    2,651    28,640
                                --------- --------- --------- --------
Total noninterest revenues        70,189        (6)    2,651    72,834
Operating expenses                55,790       573     1,323    57,686
                                --------- --------- --------- --------
Income (loss) before income
 taxes                            18,841      (669)        0    18,172
Income tax expense (benefit)       7,254      (258)        0     6,996
                                --------- --------- --------- --------
Net income (loss)               $ 11,587  $   (411) $      0  $ 11,176
                                ========= ========= ========= ========



                          Three Months Ended
                          December 31, 2002
----------------------------------------------------------------------

                                Advanta
                                Business  Venture
                                 Cards    Capital  Other (A)   Total
                               --------- --------- --------- --------
Interest income               $  24,831  $     1  $   2,212 $  27,044
Interest expense                 10,321      152        576    11,049
                               --------- --------- --------- --------
Net interest income              14,510      (151)     1,636   15,995
Provision for credit losses       9,227         0        217    9,444
                               --------- --------- --------- --------
Net interest income after
 provision for credit losses      5,283      (151)     1,419    6,551
Noninterest revenues:
   Securitization income         30,138         0          0   30,138
   Servicing revenues             9,554         0          0    9,554
   Other revenues, net           26,387      (777)       146   25,756
   Loss on transfer of consumer
    credit card business              0         0    (43,000) (43,000)
                               --------- --------- --------- --------
Total noninterest revenues       66,079      (777)   (42,854)  22,448
Expenses:
   Operating expenses            53,018       590        311   53,919
   Minority interest in income
    of consolidated subsidiary        0         0      2,220    2,220
                               --------- --------- --------- --------
Total expenses                   53,018       590      2,531   56,139
                               --------- --------- --------- --------
Income (loss) before income
 taxes                           18,344    (1,518)   (43,966)  27,140)
Income tax expense (benefit)      7,063      (584)      (373)   6,106
                               --------- --------- --------- --------
Net income (loss)             $  11,281 $    (934) $ (43,593)$(33,246)
                               ========= ========= ========= ========

(A) Other includes investment and other activities not attributable to the Advanta Business Cards or Venture Capital segments.



                               ADVANTA
                   SUPPLEMENTAL NON-GAAP DISCLOSURE
            ADVANTA BUSINESS CARDS MANAGED INCOME STATEMENT
                            (in thousands)



In addition to evaluating the financial performance of the Advanta Business Cards segment under generally accepted accounting principles
(GAAP), we evaluate Advanta Business Cards' performance on a managed basis. Our managed receivable portfolio is comprised of both owned and securitized business credit card receivables. We sell business credit card receivables through securitizations accounted for as sales under GAAP. We continue to own and service the accounts that generate the securitized receivables. Managed data presents performance as if the securitized receivables had not been sold. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations. A reconciliation of these managed financial measures to the most directly comparable GAAP financial measures is included in this press release.


                                               Three Months Ended
                                           ---------------------------
                                            December 31,  December 31,
                                               2003          2002
                                            ------------  ------------
Interest income                            $    114,504 $     105,195
Interest expense                                 20,946        20,473
                                            ------------  ------------
Net interest income                              93,558        84,722
Provision for credit losses                      54,053        48,165
                                            ------------ -------------
Net interest income after provision for
 credit losses                                   39,505        36,557
Noninterest revenues                             35,126        34,805
                                            ------------ -------------
Risk-adjusted revenues (A)                       74,631        71,362
Operating expenses                               55,790        53,018
                                            ------------ -------------
Income before income taxes                       18,841        18,344
Income tax expense                                7,254         7,063
                                            ------------ -------------
Net income                                 $     11,587 $      11,281
                                            ============ =============

Average managed business credit card
 receivables                               $  2,958,835 $   2,441,218


(A) Risk-adjusted revenues represent net interest income and noninterest revenues, less provision for credit losses.



                               ADVANTA
                              HIGHLIGHTS
                (in thousands, except per share data)

                                                          Percent
                                 Three Months Ended      Change From
                              -------------------------
                                Dec.    Sept.     Dec.
                                31,      30,      31,    Prior  Prior
EARNINGS                       2003     2003     2002   Quarter  Year
----------------------------------------------------------------------
Basic income (loss) from
 continuing operations per
 common share:
  Class A                    $  0.45  $  0.27  $ (1.38)   66.7 % N/M %
  Class B                       0.47     0.29    (1.35)   62.1   N/M
  Combined (A)                  0.47     0.28    (1.36)   67.9   N/M
Diluted income (loss) from
 continuing operations per
 common share:
  Class A                       0.43     0.26    (1.38)   65.4   N/M
  Class B                       0.44     0.28    (1.35)   57.1   N/M
  Combined (A)                  0.44     0.27    (1.36)   63.0   N/M
Basic net income (loss) per
 common share:
  Class A                       0.45     0.27    (1.38)   66.7   N/M
  Class B                       0.47     0.29    (1.35)   62.1   N/M
  Combined (A)                  0.47     0.28    (1.36)   67.9   N/M
Diluted net income (loss) per
 common share:
  Class A                       0.43     0.26    (1.38)   65.4   N/M
  Class B                       0.44     0.28    (1.35)   57.1   N/M
  Combined (A)                  0.44     0.27    (1.36)   63.0   N/M

Return on average common
 equity                        13.41 %   8.36 % (37.76)%  60.4   N/M

Non-GAAP financial measure:
Diluted net income from core
 operations per combined
 common share (B)            $  0.44  $  0.32  $  0.43    37.5   2.3

COMMON STOCK DATA
----------------------------------------------------------------------
Weighted average common
 shares used to compute:
  Basic earnings per common
   share
    Class A                    8,803    8,978    9,171    (1.9)%(4.0)%
    Class B                   15,186   15,100   15,292     0.6  (0.7)
                              -------  -------  -------
    Total                     23,989   24,078   24,463    (0.4) (1.9)
  Diluted earnings per common
   share
    Class A                    8,803    8,978    9,171    (1.9) (4.0)
    Class B                   16,704   16,251   15,292     2.8   9.2
                              -------  -------  -------
    Total                     25,507   25,229   24,463     1.1   4.3

Ending shares outstanding
    Class A                    9,607    9,687   10,041    (0.8) (4.3)
    Class B                   17,344   17,390   17,430    (0.3) (0.5)
                              -------  -------  -------
    Total                     26,951   27,077   27,471    (0.5) (1.9)

Stock price:
 Class A
   High                      $ 13.48  $ 11.75  $ 11.00    14.7  22.5
   Low                         10.60     9.49     8.25    11.7  28.5
   Closing                     12.93    10.98     8.98    17.8  44.0
 Class B
   High                        13.42    11.95    11.10    12.3  20.9
   Low                         10.55     9.66     8.00     9.2  31.9
   Closing                     12.72    10.69     9.39    19.0  35.5

Cash dividends declared:
 Class A                       0.063    0.063    0.063     0.0   0.0
 Class B                       0.076    0.076    0.076     0.0   0.0

Book value per common share    13.87    13.56    13.11     2.3   5.8

(A) Combined represents income available to common stockholders divided by the combined total of Class A and Class B weighted average common shares outstanding.

(B) Net income from core operations is a non-GAAP financial measure used by management, and includes net income of the Advanta Business Cards segment and the Venture Capital segment with the exception of the venture capital valuation adjustments, net of tax. Management believes the analysis of net income from core operations provides useful supplemental information needed to make meaningful comparisons of our current results to prior and future periods. Venture capital valuation adjustments are excluded from results of core operations because of their volatility related to market conditions. Net income (loss) of the Other segment and results of discontinued operations are also excluded, if applicable, since they are not indicative of what is expected from our continuing businesses on a prospective basis. A reconciliation of non-GAAP net income from core operations to GAAP net income is included in this press release.

N/M - Not Meaningful

                                ADVANTA
                   BUSINESS CREDIT CARD STATISTICS
                            (in thousands)


                            Three Months Ended              Percent
                   ------------------------------------   Change From
                     Dec. 31,    Sept. 30,   Dec. 31,     Prior  Prior
                       2003        2003        2002      Quarter  Year
                   ---------------------------------------------------
Transaction volume  $1,944,617  $1,816,195  $1,707,416    7.1%  13.9%
Securitization
 volume increase
 (decrease)
 excluding
 replenishment
 sales                 119,750     (19,750)    331,975    N/M  (63.9)
Average managed
 receivables:
  Owned                594,034     734,715     572,069  (19.1)   3.8
  Securitized        2,364,801   2,124,472   1,869,149   11.3   26.5
                    ----------- ----------- -----------
  Managed (A)        2,958,835   2,859,187   2,441,218    3.5   21.2
Ending managed
 receivables:
  Owned                518,040     533,398     445,083   (2.9)  16.4
  Securitized        2,463,747   2,343,221   2,149,147    5.1   14.6
                    ----------- ----------- -----------
  Managed (A)        2,981,787   2,876,619   2,594,230    3.7   14.9

----------------------------------------------------------------------
CREDIT QUALITY - OWNED
----------------------
Receivables 30 days
 or more delinquent $   25,301  $   30,681  $   23,406
Receivables 90 days
 or more delinquent     12,696      14,225      11,959
As a percentage of
 gross receivables:
   Receivables 30
    days or more
    delinquent            4.88%       5.75%       5.26% (15.1)% (7.2)%
   Receivables 90
    days or more
    delinquent            2.45        2.67        2.69   (8.2)  (8.9)
Net principal
 charge-offs:
   Amount           $   10,163  $   15,544  $    9,227
   As a percentage
    of average
    gross
    receivables
    (annualized)          6.84%       8.46%       6.45% (19.1)   6.0

CREDIT QUALITY -
 SECURITIZED
-------------------
Receivables 30 days
 or more delinquent $  148,177  $  146,206  $  136,128
Receivables 90 days
 or more delinquent     74,762      67,795      69,335
As a percentage of
 gross receivables:
   Receivables 30
    days or more
    delinquent            6.01%       6.24%       6.33%  (3.7)% (5.1)%
   Receivables 90
    days or more
    delinquent            3.03        2.89        3.23    4.8   (6.2)
Net principal
 charge-offs:
   Amount           $   43,890  $   43,588  $   38,938
   As a percentage
    of average
    gross
    receivables
    (annualized)          7.42%       8.21%       8.33%  (9.6) (10.9)

CREDIT QUALITY -
 MANAGED (A)
-------------------
Receivables 30 days
 or more delinquent $  173,478  $  176,887  $  159,534
Receivables 90 days
 or more delinquent     87,458      82,020      81,294
As a percentage of
 gross receivables:
   Receivables 30
    days or more
    delinquent            5.82%       6.15%       6.15%  (5.4)% (5.4)%
   Receivables 90
    days or more
    delinquent            2.93        2.85        3.13    2.8   (6.4)
Net principal
 charge-offs:
   Amount           $   54,053  $   59,132  $   48,165
   As a percentage
    of average
    gross
    receivables
    (annualized)          7.31%       8.27%       7.89% (11.6)  (7.4)


(A) Managed statistics are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card statistics and securitized business credit card statistics. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables.

N/M - Not Meaningful



                               ADVANTA
RECONCILIATION OF MANAGED INCOME STATEMENT AND BALANCE SHEET MEASURES
                      TO GAAP FINANCIAL MEASURES
                            (in thousands)

In addition to evaluating the financial performance of the Advanta Business Cards segment under generally accepted accounting principles
(GAAP), we evaluate Advanta Business Cards' performance on a managed basis. Our managed receivable portfolio is comprised of both owned and securitized business credit card receivables. We sell business credit card receivables through securitizations accounted for as sales under GAAP. We continue to own and service the accounts that generate the securitized receivables. Managed data presents performance as if the securitized receivables had not been sold. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations.


                                         Three Months Ended
                                         December 31, 2003
                              ----------------------------------------
                                                             Advanta
                                Advanta                      Business
                               Business   Securitization      Cards
                              Cards GAAP    Adjustments      Managed
                              ----------  --------------    ----------
INCOME STATEMENT MEASURES
Interest income               $  24,464   $      90,040     $ 114,504
Interest expense                  9,859          11,087        20,946
Net interest income              14,605          78,953        93,558
Securitization income            32,896         (32,896)            0
Servicing revenues               11,298         (11,298)            0
Other revenues, net              25,995           9,131        35,126
Total noninterest revenues       70,189         (35,063)       35,126
Provision for credit losses      10,163          43,890 (A)    54,053
                              ---------- ---------------    ----------
BALANCE SHEET MEASURES
Average business credit card
 receivables                    594,034       2,364,801     2,958,835
Ending business credit card
 receivables                    518,040       2,463,747     2,981,787
Business credit card
 receivables:
  30 days or more delinquent     25,301         148,177       173,478
  90 days or more delinquent     12,696          74,762        87,458
  Net principal charge-offs      10,163          43,890        54,053


                                        Three Months Ended
                                         December 31, 2002
                              ----------------------------------------
                                                            Advanta
                               Advanta                      Business
                               Business   Securitization      Cards
                              Cards GAAP   Adjustments       Managed
                              ----------  --------------    ----------
INCOME STATEMENT MEASURES
Interest income               $  24,831   $      80,364     $ 105,195
Interest expense                 10,321          10,152        20,473
Net interest income              14,510          70,212        84,722
Securitization income            30,138         (30,138)            0
Servicing revenues                9,554          (9,554)            0
Other revenues, net              26,387           8,418        34,805
Total noninterest revenues       66,079         (31,274)       34,805
Provision for credit losses       9,227          38,938 (A)    48,165
                              ---------- ---------------    ----------
BALANCE SHEET MEASURES
Average business credit card
 receivables                    572,069       1,869,149     2,441,218
Ending business credit card
 receivables                    445,083       2,149,147     2,594,230
Business credit card
 receivables:
  30 days or more delinquent     23,406         136,128       159,534
  90 days or more delinquent     11,959          69,335        81,294
  Net principal charge-offs       9,227          38,938        48,165


(A) The provision for credit losses includes the amount by which the provision for credit losses would have been higher had the securitized receivables remained as owned and the provision for credit losses on securitized receivables been equal to actual reported charge-offs.



                                ADVANTA
      RECONCILIATION OF NON-GAAP NET INCOME FROM CORE OPERATIONS
                          TO GAAP NET INCOME
                 (in thousands, except per share data)

Net income from core operations is a non-GAAP financial measure used by management, and includes net income of the Advanta Business Cards segment and the Venture Capital segment with the exception of the venture capital valuation adjustments, net of tax. Management believes the analysis of net income from core operations provides useful supplemental information needed to make meaningful comparisons of our current results to prior and future periods. Venture capital valuation adjustments are excluded from results of core operations because of their volatility related to market conditions. Net income (loss) of the Other segment and results of discontinued operations are also excluded, if applicable, since they are not indicative of what is expected from our continuing businesses on a prospective basis.


                              Three Months Ended   Three Months Ended
                              December 31, 2003    September 30, 2003
                             -------------------- --------------------
                                       Amount Per           Amount Per
                                        Diluted              Diluted
                                 In      Common       In      Common
                              Thousands Share (B)  Thousands Share (B)
                             ---------- --------- ---------- ---------
GAAP net income (loss)       $  11,176  $   0.44  $   6,851  $   0.27
Add back:
   Other segment net loss (A)        0      0.00          0      0.00
   Valuation adjustments
    from venture capital
    investments, net of tax
    at 38.5%                         4      0.00      1,221      0.05
   Effect of difference in
    dilutive shares (B)              0      0.00          0      0.00
                             ---------- --------- ---------- ---------
Non-GAAP net income from
 core operations             $  11,180  $   0.44  $   8,072  $   0.32
                             ========== ========= ========== =========


                              Three Months Ended
                               December 31, 2002
                             ---------------------
                                        Amount Per
                                         Diluted
                                 In       Common
                              Thousands  Share (B)
                             ----------- ---------
GAAP net income (loss)       $  (33,246) $  (1.36)
Add back:
   Other segment net loss (A)    43,593      1.78
   Valuation adjustments
    from venture capital
    investments, net of tax
    at 38.5%                        477      0.02
   Effect of difference in
    dilutive shares (B)               0     (0.01)
                             ----------- ---------
Non-GAAP net income from
 core operations             $   10,824  $   0.43
                             =========== =========


(A) Other segment net loss includes investment and other activities not attributable to the Advanta Business Cards or Venture Capital segments and loss on discontinuance of mortgage and leasing businesses, net of tax, if applicable.

(B) The same denominator is used for both non-GAAP net income from core operations and GAAP net income per common share calculations, unless there is a GAAP loss from continuing operations. If there is a GAAP loss from continuing operations, the denominator used for non-GAAP net income from core operations equals the denominator that would have been used for GAAP net income had there been GAAP income from continuing operations, rather than a loss. Amounts per diluted common share are calculated using total diluted shares as follows:


                                         Non-GAAP
                                      net income from
Three months ended:  GAAP net income  core operations
-------------------- --------------- ----------------
December 31, 2003        25,507           25,507
September 30, 2003       25,229           25,229
December 31, 2002        24,463           25,278

    CONTACT: Advanta Corporation
             David Weinstock
             Vice President, Investor Relations
             (215) 444-5335
             dweinstock@advanta.com
                 or
             David Goodman
             Director, Communications
             (215) 444-5073
             AdvantaCommunications@advanta.com